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                                                                     EXHIBIT 1.1
                               12,500,000 Shares

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                    Common Stock, Par Value $.01 Per Share


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                    May   , 2000



CREDIT SUISSE FIRST BOSTON CORPORATION
FLEETBOSTON ROBERTSON STEPHENS INC.
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC. and
PENNSYLVANIA MERCHANT GROUP
  As Representatives of the Several Underwriters,
  c/o Credit Suisse First Boston Corporation,
       Eleven Madison Avenue,
        New York, N.Y. 10010-3629

Dear Sirs:

     1. Introductory. Integrated Circuit Systems, Inc., a Pennsylvania corporation ("Company"), proposes to issue and sell 12,500,000 shares of its Common Stock, par value $.01 per share ("Securities") (such 12,500,000 shares of Securities being hereinafter referred to as the "Firm Securities") and the stockholders listed in Schedules A-1, A-2, A-3, A-4 and A-5 hereto ("Selling Stockholders") propose severally to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,875,000 additional outstanding shares of the Company's Securities, as set forth below (such 1,875,000 additional shares being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". As part of the offering contemplated by this Agreement, Credit Suisse First Boston Corporation ("CSFBC") (the "Designated Underwriter") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 625,000 shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Securities to be sold by the Designated Underwriter pursuant to the

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Directed Share Program (the "Directed Shares") will be sold by the Designated
Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("Underwriters") as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders.

          (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                (i) A registration statement (No. 333-33318) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either
          (A) has been declared effective under the Securities Act of 1933, as amended ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement, means (A) if the Company has advised the Representatives that it does not propose to amend such

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          registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

               (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the

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          Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in
          Section 7(c) hereof.

               (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to

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          individually or in the aggregate (x) result in a material adverse effect on the properties, business, result of operations, condition (financial or other), affairs or prospects of the Company and its subsidiaries taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Offered Securities or (z) in any manner draw into question the validity of this Agreement (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

               (iv) Each subsidiary of the Company that (A) generates 5% or more of the revenues, (B) generates 5% or more of the operating income, or (C) holds 5% or more of the assets, in each case, of the Company and its subsidiaries on a consolidated basis as reflected in the financial statements included in the Prospectus under the heading "Unaudited Pro Forma Consolidated Financial Data" (each, a "Significant Subsidiary") of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding capital stock of the Company and of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and except for pledges in favor of Credit Suisse First Boston, as collateral agent, under the secured global credit facility consisting of an aggregate of $70 million of term loan facilities and an aggregate $25 million revolving credit facility, the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

               (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized by all necessary corporate action and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

               (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

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               (vii)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and to the extent any such rights are applicable in respect of a Registration Statement, such rights have been fully satisfied or waived in accordance with their terms.

               (viii) The Offered Securities have been approved for listing subject to notice of issuance on The Nasdaq Stock Market's National Market (the "Nasdaq National Market").

               (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or other person is required to be obtained or made by the Company for the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities (including the reclassification (the "Reclassification") and stock-split (the "Stock-Split"), as described in the Prospectus under the caption "The Reclassification"), except such as have been obtained and made under the Act and such as may be required under state securities or "Blue Sky" laws.

               (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated (including the Reclassification and the Stock-Split) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or
          (C) or the charter or by-laws of the Company or any of its subsidiaries, except (1) in each case, that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and (2) in the case of clauses (A) and (B) for such breaches, violations or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the

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          Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, and the Company has full corporate power and authority to execute, deliver and perform this Agreement.

               (xi) This Agreement has been duly authorized, executed and delivered by the Company.

               (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.

               (xiii) The Company and its subsidiaries possess all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (xiv) No labor strike, slowdown, stoppage or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the Company or any of its subsidiaries has violated
          (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws of, or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, except those violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (xv) The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property

                                       7
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          rights") used in the conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company after due inquiry, the use of the intellectual property rights in connection with the business and operations of the Company or any of its subsidiaries does not infringe on the rights of any person, except such infringements as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (xvi) Neither the Company nor any of its subsidiaries (A) is in violation of any statute, any rule, regulation, decision or order of any govern mental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (B) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (C) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (D) is subject to any claim relating to any environmental laws, in each case, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

               (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

               (xviii) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown (subject in the case of interim financial statements to the normal year-end adjustments) and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting

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          principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein. The assumptions used in preparing the pro forma financial data included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

               (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been (A) no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, (B) except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (C) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, and (D) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Prospectus.

               (xx) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act.

               (xxi) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit

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          preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

               (xxii) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

               (xxiii) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be accurate and reliable in all material respects.

               (xxiv) The Company has not, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (B) since the filing of the Registration Statement (1) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Selling Stockholders under this Agreement).

               (xxv) Each certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such subsidiary to the Underwriters as to the matters covered thereby.

               (xxvi) The Company represents and warrants to the Underwriters that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that
          (ii) no authorization, approval, consent, license, order, registration or

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          qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

               (xxvii) The Company has not offered, or caused the Underwriters to offer, any offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or
          (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

               (i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; such Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement (the "Custody Agreement") and the Irrevocable Power of Attorney (the "Power of Attorney") entered into by such Selling Stockholder in connection with the transactions contemplated hereby and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder such Selling Stockholder will pass valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder to the several Underwriters on such Closing Date.

               (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement:
          (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the

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          Effective Date of the Additional Registration Statement in which the
          Prospectus is included, and on each Closing Date neither each Registration Statement nor the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement and on each Closing Date, neither the Initial Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

               (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any third party that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney.

               (iv) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and this Agreement, the Custody Agreement and the Power of Attorney each constitute the legal, valid and binding obligations of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms (except as rights to indemnification and contribution may be limited by applicable federal or state law).

               (v) No consent, approval, authorization, order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental or regulatory agency or body or court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

               (vi) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Stockholder and the consummation of the transactions herein and therein contemplated

          (including the Reclassification and the Stock-Split) will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties or operations, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties or operations of such Selling Stockholder is subject, or (B) if applicable, the charter, by-laws or other organizational documents of such Selling Stockholder, except, in the case of clause (A), for such conflicts, breaches, violations or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement (including the Reclassification and the Stock-Split), the Custody Agreement or the Power of Attorney.

               (vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities to facilitate the sale or resale of the Offered Securities, and such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules and Regulations.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase
from the Company, at a purchase price of $[     ] per share, that number of Firm
Securities (rounded up or down, as determined by CSFBC in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

     Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with [ ] (the "Custodian"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company in the case of 12,5000,000 shares of Firm Securities, at the office of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), at 9:00 A.M., New York time, on [ ], 2000, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the office of Skadden Arps at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedules A-1, A-2, A-3, A-4 and A-5 hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFBC to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and the Selling Stockholders.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First

Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account or accounts at a bank(s) acceptable to CSFBC drawn to the order of the respective Selling Stockholders in amounts relating to the number of Optional Securities being sold by each such Selling Stockholder as determined pursuant to the preceding paragraph, at the above office of Skadden Arps. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Skadden Arps at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling Stockholders. The Company and the several Selling Stockholders, to the extent such covenants relate to their performance, agree with the several Underwriters that:

             (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 A.M., New York time, on the business day following the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

             (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

             (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

             (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

             (e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

               (f) The Company will cooperate with the Underwriters and their counsel in connection with the registration and qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CSFBC designates and do all things necessary to continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

               (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

               (h) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof.

               (i) The Company and each Selling Stockholder agree with the several Underwriters that the Company and such Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc.("NASD") of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

               (j) Each Selling Stockholder agrees to deliver to CSFBC, attention: Transactions Advisory Group, on or prior to the first Optional Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

               (k) Each Selling Stockholder agrees, for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC.

               (l) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

               (m) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

               (n) The Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

               (o) The Company agrees that it will use the net proceeds to it from the Offered Securities in the manner described in the Prospectus under the caption "Use of Proceeds".

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the

Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

               (a) The Representatives shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP in agreed form confirming that they are independent public accountants within the meaning of the Act and the published Rules and Regulations and stating to the effect that:

               (i) in their opinion the financial statements and schedules, for all periods after July 3, 1999, examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements, for all periods after July 3, 1999, and certain specified financial information included in the Registration Statements;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company and of all subsidiaries of the Company for which such interim financial statements are provided, inquiries of officials of the Company and of such subsidiaries who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) with respect to the unaudited financial statements, for all periods after July 3, 1999, included in the Registration Statements, that any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

               (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income or net income;

     except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

               (iv) they have performed the procedures specified therein on the pro forma financial statements included in the Prospectus;

               (v) on the basis of the review referred to in clause (iv) above, nothing came to their attention that caused them to believe that the pro forma financial data included in the Prospectus (not including specified supplemental adjustments thereto) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                    (vii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of management's discussion and analysis of financial condition and results of operations as described in Statement of Auditing Standards No. 86, Management's Discussion and Analysis, on certain specified portions of the Management's Discussion and Analysis of Financial Condition and Results of Operations section of the Registration Statement.

     For purposes of this subsection (a) and subsection (b) below, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

               (b) The Representatives shall have received a letter, dated the date of this Agreement, of KPMG LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the Rules and Regulations and to the effect that:

                    (i) in their opinion the financial statements and schedules, for all periods prior to and including July 3, 1999, examined by them and included in the Registration Statements for comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                    (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements, for all periods prior to and including July 3, 1999, and certain specified financial information included in the Registration Statements;

                    (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, and of all subsidiaries of the Company for which such interim financial statements are provided, inquiries of officials of the Company and of such subsidiaries who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that with respect to the unaudited financial statements, for all periods prior to and including July 3, 1999, included in the Registration Statement, that any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

               (iv) they have performed the procedures specified therein on the pro forma financial statements included in the Prospectus;

               (v) on the basis of the review referred to in clause (iv) above, nothing came to their attention that caused them to believe that the pro forma financial data included in the Prospectus (not including specified supplemental adjustments thereto) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (vii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of management's discussion and analysis of financial condition and results of operations as described in Statement of Auditing Standards No. 86, Management's Discussion and Analysis, on certain specified portions of the Management's Discussion and Analysis of Financial Condition and Results of Operations section of the Registration Statement.

               (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 A.M., New York time, on the business day following the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

               (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or any establishment of minimum or maximum prices for trading, or any requirement of maximum ranges for prices for securities, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction (other than limitations on price fluctuations or minimums or maximums in effect as of the date of this Agreement); (iv) any banking moratorium declared by federal or state authorities, or any moratorium declared in foreign exchange trading by major international banks or persons; or (v) any outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriters' reasonable judgment, to make it inadvisable or impracticable to proceed with the public offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          (e) The Underwriters shall have received an opinion, dated the Closing Date, of Kirkland & Ellis, counsel for the Company, that:

               (i) ICS Technologies, Inc. ("Delaware Sub") (A) is duly incorpo rated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction set forth beside such entity's name on a schedule to such opinion;

               (ii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (ii) To such counsel's knowledge, all of the outstanding shares of capital stock of Delaware Sub have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any adverse claim. The term "adverse claim" as used in such opinion has the meaning given such term in Article 8 of the Uniform Commercial Code and does not include (i) any claim which arises through you or any person claiming through you (such as any security interest you may have granted in the shares) and (ii) any adverse interest which would not be extinguished upon the purchase of the Offered Securities by a person who qualifies as a "bona fide purchase" or "protected purchase" under Section 8-303 of the Uniform Commercial Code. We advise you that we have no actual knowledge of the existence of any interest of the kind specified in clause (ii) of the preceding sentence.

               (iv) To the knowledge of such counsel, the Company was not required under any New York or federal law to obtain any consent, approval, authorization or order of any governmental agency for the consummation of the transactions contemplated by this Agreement (including the Reclassifica tion and the Stock-Split) in connection with the sale of the Offered Securities, except for any such consent, approval, authorization or order which may be required under the so-called "Blue Sky" or securities laws of any states (as to which such counsel need express no opinion or advice);

               (v) The execution, delivery and performance of this Agreement and the consummation of the transactions herein (including the Reclassification and the Stock-Split) contemplated will not constitute a violation by the Company of any applicable provision of any New York or federal law, statute or regulation (except that such counsel need express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted);

               (vi) The Company's execution and delivery of this Agreement and the performance of its agreements in this Agreement and the consummation of the sale of the Offered Securities to you in accordance with this Agreement do not (i) constitute a violation by the Company or Delaware Sub of any applicable provision of any Delaware, New York or federal law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted) or
          (ii) breach, or result in a default under, any existing obligation of the Company or Delaware Sub under any of the agreements listed on a schedule to an officers' certificate relating to such opinion (provided that such counsel need not express any opinion as to compliance with any financial test or cross default provision in any such agreement).

               (vii) Except as listed on a schedule to an officers' certificate relating to such opinion, to such counsel's knowledge, there is no action, suit, proceeding or investigation before or by any federal or Delaware court or governmental agency or body, domestic or foreign, pending or threatened against, the Company that (i) has caused such counsel to conclude that such action, suit, proceeding or investigation is required by Regulation S-K under the Securities Act to be described in the Registration Statement but is not described in the Prospectus or (ii) would be reasonably likely to adversely affect the consummation of any of the transactions contemplated by this Agreement.

               (viii) The Company is not an "investment company" within the meaning of the Investment Company Act;

               (ix) To such counsel's knowledge, there is no stop order preventing the use of the Prospectus or the Registration Statements, or any amendments or supplements thereto; and

               (x) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

     Such counsel's opinion letter shall also contain the following language:

          "Based upon our participation in the conferences identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality to a large extent upon the opinions and statements of officers of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that (i) the Registration Statement at its effective date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Prospectus at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of the Act and the Rules and Regulations; it being understood that we make no such statement in the case of clauses (i)-(iii) with respect to the financial statements and schedules and other financial or related statistical data included in the Registration Statement or the Prospectus or omitted therefrom."

          (f) The Underwriters shall have received an opinion, dated the Closing Date, of Pepper Hamilton LLP counsel for the Company, that:

               (i) Each of the Company and ICST, Inc. (A) is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction set forth beside such entity's name on a schedule to such opinion;

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company;

               (ii) The Offered Securities delivered on such Closing Date have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus, and the issuance of the Offered Securities is not subject to preemptive or other similar rights arising under the Pennsylvania Business Corporation Law of 1988;

               (iv) Neither (A) the execution, delivery or performance by the Company of this Agreement or (B) the issuance and sale of the Offered Securities violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of the Company or any of the Significant Subsidiaries, or an acceleration of any indebtedness of the Company or any of the Significant Subsidiaries pursuant to, (1) the articles of incorporation or bylaws of the Company, (2) any statute, rule or regulation of the Commonwealth of Pennsylvania applicable to the Company or any of the Significant Subsidiaries or any of their assets or properties or (3) to the best of such counsel's knowledge, any judgment, order or decree known to such counsel of any court or governmental agency or authority of the Commonwealth of Pennsylvania having jurisdiction over the Company or any of the Significant Subsidiaries or any of their assets or properties. Assuming compliance with applicable federal, state and foreign securities and Blue Sky laws, as to which no opinion is rendered hereby, to the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any

          Pennsylvania court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and perfor mance by the Company or any of the Significant Subsidiaries of this Agree ment or (2) the issuance and sale of the Offered Securities, except such as have been obtained and made or have been disclosed in the Prospectus; and

               Such counsel shall also state that because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Prospectus, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and such counsel has not independently verified the accuracy or completeness of such statements. Without limiting the foregoing, such counsel assumes no responsibility for and such counsel has not independently verified the accuracy, completeness or fairness of the financial statements and any schedules and other financial data included in the Prospectus and has not examined the accounting or financial records from which such financial statements, schedules (if any) and relevant financial data are derived. However, such counsel participated in conferences with officers and other representatives and legal counsel of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Prospectus were discussed. Based on such participation and review, and relying as to materiality in part upon the statements of officers and other representatives of the Company, no facts have come to such counsel's attention that have caused such counsel to believe that the Prospectus as of its date and at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any comment or belief with respect to the financial statements or schedules, if any, or any other financial information included in the Prospectus.

          (g) The Representatives shall have received the opinion contemplated in the Power of Attorney executed and delivered by each Selling Stockholder and an opinion, dated such Closing Date, dated the applicable Optional Closing Date, of one or more counsel for the respective Selling Stockholders, to the effect that:

               (i) To such counsel's knowledge, all of the outstanding shares of capital stock of such Selling Stockholder have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by such Selling Stockholder, directly or indirectly through one or more subsidiaries, free and clear of any adverse claim. The term "adverse claim" as used in such opinion has the meaning given such term in Article 8 of the Uniform Commercial Code and does not include (i) any claim which arises through you or any person claiming through you (such as any security interest you may have granted in the shares) and (ii) any adverse interest which would not be extinguished upon the purchase of the Offered Securities by a person who qualifies as a "bona fide purchase" or "protected purchase" under Section 8-303 of the Uniform Commercial Code. We advise you that we have no actual knowledge of the existence of any interest of the kind specified in clause (ii) of the preceding sentence.

               (i) This Agreement has been duly authorized, executed and delivered on behalf of such Selling Stockholder;

               (ii) The Custody Agreement and the Power of Attorney with respect to such Selling Stockholder have been duly authorized (if such selling shareholder is not an individual), executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iii) To the knowledge of such counsel such Selling Stockholder was not required under any New York or federal law to obtain any consent, approval, authorization or order of any governmental agency for the consum mation of the transactions contemplated by this Agreement (including the Reclassification and the Stock-Split) or the Custody Agreement in connection with the sale of the Offered Securities, except for any such consent, approval, authorization or order which may be required under the so-called "Blue Sky" or securities laws of any states (as to which such counsel need express no opinion or advice);

               (iv) No consent, approval, authorization, order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws; and

               (v) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Stockholder and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under
          (A) to the knowledge of such counsel, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties or operations, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties or operations of such Selling Stockholder is subject, or (B) if applicable, the charter, by-laws or other organizational documents of such Selling Stockholder, except, in the case of clause (A), for such conflicts, breaches, violations or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney.

          (h) The Representatives shall have received from Skadden Arps, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) The Representatives shall have received from each stockholder of the Company listed on Schedule C, in the form attached as Exhibit I hereto, a letter agreement stating that such stockholder agrees, for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CSFBC, except as stated in such letter.

          (j) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

               (k) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

               (l) The Representatives shall have received a letter, dated as of the Closing Date, of KPMG LLP which meets the requirements of subsection
     (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

               (m) The Securities to be delivered on such Closing Date shall have been approved for listing on the Nasdaq National Market, subject, in the case of the Offered Securities, only to official notice of issuance.

               (n) On or prior to the First Closing Date, the consummation of the Reclassification and the Stock-Split, on the terms described in the Prospectus under the caption "The Reclassification", shall have occurred.

          The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.   Indemnification and Contribution.

             (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein or necessary to make the statements therein not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and (ii) that the Company shall not be liable to any such Underwriter with respect to any untrue statement or alleged untrue statement or omission or alleged omission in the preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such Underwriter results from the fact that such Underwriter sold Offered Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospects which was corrected in the Prospectus.

          The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Designated Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

          Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(a)(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

       (b) Each Selling Stockholder will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred in each case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished by such Selling Stockholder specifically for use therein; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that no Selling Stockholder shall be liable to any such Underwriter with respect to any untrue statement or alleged untrue statement or omission or alleged omission in the preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such Underwriter results from the fact that such Underwriter sold Offered Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospects which was corrected in the Prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate gross proceeds received by such Selling Stockholder from the sale of such Selling Stockholder's shares hereunder.

       (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the over-allotments and stabilizing descriptions appearing in the fourteenth and fifteenth paragraphs under the caption "Underwriting" and (ii) the following information in the Prospectus furnished on behalf of CSFBC, Bear Stearns & Co., Inc. and Pennsylvania Merchant Group: Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc. and

       ["Bear, Stearns & Co. Inc., one of our underwriters, is an affiliate of our company. The offering, therefore, is being conducted in accordance with the applicable provisions of Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules. Rule 2720 requires that the initial public offering price of the shares of common stock not be higher than that recommended by a "qualified independent underwriter" meeting certain standards. Accordingly, FleetBoston Robertson Stephens Inc. is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. The initial public offering price of the shares of common stock is no higher than recommended by FleetBoston Robertson Stephens Inc."

       "Pennsylvania Merchant Group and their respective affiliates have performed and expect to continue to perform financial advisory and investment and commercial banking services for us for which they have received and will receive customary compensation. We intend to use a portion of the net proceeds to repay in full all outstanding obligations under our senior credit facility. Credit Suisse First Boston, an affiliate of Credit Suisse First Boston Corporation, is a lender and the administrative agent under the senior credit facility and will receive some of the proceeds of this offering used to repay our outstanding indebtedness under our senior credit facility. In addition, Credit Suisse First Boston Corporation and Bear, Stearns & Co. Inc. were the initial purchasers in the offering of our senior subordinated notes. An affiliate of Credit Suisse First Boston Corporation and an affiliate of Bear, Stearns & Co. Inc. each own common stock of the company and each is a selling shareholder in the offering. John D. Howard, a director of our company, is a senior managing director of Bear, Stearns & Co. Inc."]

       (d)  Promptly after receipt by an indemnified party under this Section or
  Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 9, notify each party against whom indemnification is to be sought in writing of the commencement thereof; but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise than under subsection (a), (b) or (c) above or Section 9. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
  (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to and an admission of fault, culpability or failure to act by or on behalf of any indemnified party. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided that such consent was not unreasonably withheld, and that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

       (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a),
  (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the aggregate gross proceeds received by such Selling Stockholder from the sale of the Offered Securities hereunder exceeds the amount of any damages or indemnification which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations in this subsection (e) to contribute are several and not joint.

          (f) The obligations of the Company and the Selling Stockholders under this Section or Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Qualified Independent Underwriter. The Company hereby confirms that at its request FleetBoston Robertson Stephens Inc. has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2710 of the Conduct Rules of the NASD in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent
underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 and the obligations of the Company and the Selling Stockholders pursuant to Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(d), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Integrated Circuit Systems, Inc., 2435 Boulevard of the Generals, Valley Forge, PA 19482, Attention: Chief Financial Officer, with a copy to Kirkland & Ellis LLC, Citicorp Center, 153 East 53rd Street, New York, NY 10022-4675, Attention: Lance C. Balk, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or
telegraphed and confirmed to [   ] at [   ]; provided, however, that any notice
to an Underwriter pursuant to Section 7 or Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

     13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by
CSFBC will be binding upon all the Underwriters. [   ] will act for the Selling
Stockholders in connection with such transactions, and any action under or in
respect of this Agreement taken by [   ] will be binding upon [all] the Selling
Stockholders.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery by telecopy or facsimile transmission of an executed counterpart of this Agreement shall be considered due and sufficient delivery.

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     THE COMPANY AND EACH OF THE SELLING STOCKHOLDER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              INTEGRATED CIRCUIT SYSTEMS, INC.


                              _____________________________________
                              Name:
                              Title:


                              BAIN CAPITAL FUND VI, L.P.
                              BCIP TRUST ASSOCIATES II
                              BCIP TRUST ASSOCIATES II-B
                              BCIP ASSOCIATES II
                              BCIP ASSOCIATES II-B
                              BCIP ASSOCIATES II-C
                              PEP INVESTMENT PTY LTD.


                              By:__________________________________
                                   Name:
                                   Title:

                              Under Power of Attorney for Each of the Above Persons


                              ICST ACQUISITION CORP.


                              By:__________________________________
                                   Name:
                                   Title:


                              INTEGRATED CIRCUIT SYSTEMS EQUITY INVESTORS,
                              L.L.C.


                              By:__________________________________
                                   Name:
                                   Title:

                              RANDOLPH STREET PARTNERS I
                              RANDOLPH STREET PARTNERS II
                              RANDOLPH STREET PARTNERS 1998
                                 DIF, L.L.C.

                              By:__________________________________
                                   Name:
                                   Title:

                              Under Power of Attorney for Each of the Above Persons


                              By:__________________________________
                              Name: Henry I. Boreen



The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION,
FLEETBOSTON ROBERTSON STEPHENS INC.
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC. and
PENNSYLVANIA MERCHANT GROUP

   Acting on behalf of themselves and as the Representatives of the several Underwriters.

   By: CREDIT SUISSE FIRST BOSTON CORPORATION


        ________________________________________
        Name:
        Title:

                                  SCHEDULE A


                                                 Number of Optional
1)  Bain Option Selling Stockholders             Securities to be Sold
    --------------------------------             ----------------------
     Bain Capital Fund VI, L.P.                      [       ]
     BCIP Trust Associates II                        [       ]
     BCIP Trust Associates II-B                      [       ]
     BCIP Associates II                              [       ]
     BCIP Associates II-B                            [       ]
     BCIP Associates II-C                            [       ]
     PEP Investment PTY Ltd.                         [       ]
                                                     ---------
          Total.....................

2)  Bear Stearns Option Selling Stockholder
    ---------------------------------------

      ICST Acquisition Corp.

3)  CSFB Option Selling Stockholder
    -------------------------------

      Integrated Circuit Systems Equity
      Investors, L.L.C.

4)  Randolph Street Option Selling Stockholders
    -------------------------------------------

      Randolph Street Partners I                     [       ]
    Randolph Street Partners II                      [       ]
                                                     ---------
     Total...........................

5)  Henry I. Boreen
    ---------------

          TOTAL OPTION SHARES                        1,875,000
                                                     =========

                                  SCHEDULE B


                                                   Number of
                                                 Firm Securities
      Underwriter                                to be Purchased
      -----------                                ----------------
Credit Suisse First Boston Corporation.........
FleetBoston Robertson Stephens Inc.............
Lehman Brothers Inc............................
Bear, Stearns & Co. Inc........................
Pennsylvania Merchant Group....................



                                                 ----------------
           Total...............................
                                                 ================

                                  SCHEDULE C

Intel Corporation
[Asustek]
[Gigabite]

Alayleh, Majed             Fuiks, Kenneth         Lucas, John R               Urbieta, Alberto R.
Alzayat, Nabil Z.          Gazda, Jan C.          Luong, Don                  Van Dalsen, Dennis K.
Amiri, Farris              Geissler, Jonathan W.  Lwin, Kyu Lin               Venkateswaran, K
Asadipour, Pouran          Gieng, Menh S.         Marten,                     Lance A.      Vi, Luc M.
Aycock, Stephen E          Glazier, Sherwood D.   Martorell, Kimberle M       Vongo, Dean T.
Bakhshi, Malek M           Gopal, Krishan         Miller, Rosemary T.         Wade, Chandler L.
Bal, Jagdeep S             Gosse, Thomas J.       Morita, Hitoshi             Wahli, Barbara M
Bartelink, Eric J          Green, Carol E.        Moyer, Annette              Warren, George H
Bartolomei, Cecilia A.     Hammoud, Hussein       Mukaida, Satoshi            Warren, William J
Bednarz, Anthony B.        Hanna, Moheen Y        Neely, Eric D.              Wauhop, Donna M.
Berry Jr., Richard P.      Hansen, Peter W.       Neiman, Leeann M.           Way, Karen A.
Bingham, David W.          Hingrajia, Rasik       Ngo, Dien Dinh              Wei, Robin K
Bland, Christopher J       Hinkley, David E.      Ngo, Huy T.                 Wemhaner, Bradley M.
Bliss, Coleen S.           Hinkley, Nadine        Nguyen, Daniel D.           Weng, Siyou
Bolger, Steven H.          Hoang, Tuan Minh       Nguyen, Hai                 Wheeler, Linda L.K.K.
Bredenberg, Robert W       Hohmann, Daniel A.     Nguyen, Nghe                Widman, Carl F.
Bui, Dien D.               Hon, Pikyue T.         Nguyen, Quynh-Chau T        Ziegler, Crystal D.
Bui, Dinh N.               Hostetter, Sara A.     Obregon, Carlos D.          Jenny Chin Keok Lian, Jenny
Bui, Maianh                Hsu, John C.           Obregon-Jimenez, Rebeca G.  Tan Koon Huat
Burdett, Stephen           Hutnik, Kathleen       Oland, Teri Sue             Mohd Rashid bin Mohd Noor
Buttry, Melissa            Iraninejad, Reyhaneh   Olsen, Barry E              Koh Hui Choon
Catagnus, Michael S.       Isik, Tacettin         O'Maley, Linda              Anthony Khoo Chwee Guan
Chan, Theodore W.          Iyer, Ram H.           Palmer, Daniel C.           Lim Moi Eng
Chang, Steve               Jarvis, Bryan J.       Pizzola, Andrea             Low Min Yee
Charbonnier, Michel Y.     Jasper, Stephen        Pizzolato, William M.       Doreen Yan Yin Har
Chen, Kristen Q            Jerrell, Kelly R.      Poitras, Louis              Seah Kah Suan
Cheung, Derek              Jiang, Yun Liang       Pollock, Patricia A.        Deanna Luu
Chevalier, Jeannette A.    Jing, Tao              Reed, Robert F.             Teresa Stahl
Cho, Young Shin            Jones, Lewis H.        Reeves, Scott A.            Kevin Tran
Christenberry, David       Kandler, Bruce A.      Robinson, Arthur            George Sampson
Christiansen, Ed M         Kane, Sylvester L.     Rodgers, Susan M.           Wu, Ted
Claudin, Guy Scott         Kazak, Bassem          Roman, Joseph L             Kuo, Ordin
Corpron, Janice            Klessel, Peter A.      Roth, Diane                 Cheu, Candy
Darwish, Samer O.          Kulp, Allen            Sahu, Alok                  Lin, Kevin
Dematto, Virginia A.       Kulp, Danielle         Sears, Deborah M.           Chan, Jeffrey
Despirito, Patricia E.     Lance, Lora J.         Self, Paul W                Hachiro Sumi
Disperati, Tara M.         Larson, Donald M.      Shapiro, Garry R.           Hiroake Shimauchi
Do, Vinh Trong             Lee, Dockjai           Silfies, Alan C.            Baker, David
Doan, Michelle             Lee, Joseph M.         Singh, Madhulika
Domin, Darin S.            Lee, Rocky L-K         Smith II, Gerald W.
Duong, Dien Tam            Lee, Simon Chong       Smith, Kevin
Durham, Carl M.            Leung, Eric            Squillace, Charlene N.
Dvorak, Roxanne K.         Lien, Justine F.       Stockton, Elyse P.
Eggebrecht, Lewis C.       Lim, Ming              Su, Hanzhong
Engel, Ann                 Limoun, Bassam M       Sun, Grace L.
Eribes, Ruben              Lin, Hao               Sweeney, Sally
Esgar, Dwight D.           Lipcsey, Teresa O.     Szucs, Alexander G.
Esgar, Shermette L.        Lo, Pedro W.           Tajnai, Joseph


Faria, Sandy               Lo, Yong-Chou Bruce    Tan, Hock E.
Fong, Steven               Lockwood, Robert J.    Taormina, Kristin M.
Frederick, Randall R.      Look, Kock C.          Tat, Vincent T.

                                   EXHIBIT I

                                                                 May      , 2000


Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Valley Forge, PA 19482
Attention: Justine Lien


CREDIT SUISSE FIRST BOSTON CORPORATION
FLEETBOSTON ROBERTSON STEPHENS INC.
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC. and
PENNSYLVANIA MERCHANT GROUP
 As Representatives of the Several Underwriters,
  c/o Credit Suisse First Boston Corporation,
       Eleven Madison Avenue,
         New York, N.Y. 10010-3629


Dear Sirs:

          As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Common Stock, par value $.01 per share (the "Securities") of Integrated Circuit Systems, Inc. (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation.

          The undersigned shall not be restricted by the terms of this Agreement from exercising any options granted to the undersigned; provided, however, that any Securities received upon exercise of options granted to the undersigned will be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

          This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 30, 2000.


                                                               Very truly yours,


                                                -------------------------------
                                               [Name of non-selling stockholder]